Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,183,444)
Unrealized Gain (Loss) on Market Value of Futures	8,287,854
Dividend Income	17,038
Interest Income	63,754
ETF Transaction Fees	700
Total Income (Loss)	$7,185,902

Expenses
General Partner Management Fees	$57,991
Professional Fees	3,821
Brokerage Commissions	1,604
Non-interested Directors' Fees and Expenses	762
Prepaid Insurance Expense	507
NYMEX License Fee	1,450
Total Expenses	$66,135
Net Income (Loss)	$7,119,767

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17	$114,145,970
Withdrawals (300,000 Shares)	(5,239,784)
Net Income (Loss)	7,119,767

Net Asset Value End of Month	$116,025,953
Net Asset Value Per Share (6,500,000 Shares)	$17.85

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612